Exhibit 1.1

Main Street Capital Corporation

Up to 15,000,000

Shares of Common Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

March 3, 2022

[insert bank name]

[insert bank address]

Ladies and Gentlemen:

Main Street Capital Corporation, a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with [insert bank name] (the “Manager”), as follows:

Section 1. Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, up to 15,000,000 shares (the “Maximum Amount”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms set forth in Section 3 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Shares.”

The Company has also entered into separate equity distribution agreements (each, as amended from time to time, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”) with each of the entities listed on Schedule A hereto, as sales agent and/or principal (each, an “Alternative Manager” and collectively, the “Alternative Managers”). The Company agrees that whenever it determines to sell the Shares directly to the Manager or an Alternative Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement” or “Alternative Terms Agreement”, respectively) in substantially the form of Annex I hereto with such changes agreed to in writing by and between the Company and the respective Manager or Alternative Manager, relating to such sale in accordance with Section 3 of this Agreement. This Agreement and the Alternative Equity Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Manager and the Alternative Managers are sometimes hereinafter referred to as the “Distribution Managers.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Stock of the Company have their dividends automatically reinvested in additional shares of Common Stock of the Company unless they elect to receive such dividends in cash.

The aggregate number of Shares that may be sold pursuant to this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount.

As used herein, “Registration Statement” shall mean the registration statement referred to in Section 2(a) below, including all exhibits, financial statements and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference, and any prospectus supplement relating to the Shares that is filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 (“Rule 424”) under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission thereunder, the “1933 Act”), or such other 1933 Act rule as may be applicable to the Company, and deemed part of such registration statement pursuant to Rule 430B under the 1933 Act, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto or any registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the 1933 Act relating to the offering of Shares (a “Rule 462(b) Registration Statement”) becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be, and shall also mean any new registration statement or post-effective amendment as may have been filed pursuant to Section 4(e) of this Agreement. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule

462(b) Registration Statement became or becomes effective. “Base Prospectus” shall mean the prospectus referred to in Section 2(a) below contained in the Registration Statement at the Execution Time (as defined below). “Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time. “Interim Prospectus Supplement” shall mean any additional prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by this Agreement. “Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

The Company owns (i) 100% of the limited partnership interests in Main Street Mezzanine Fund, LP (“SBIC Fund I”), (ii) 100% of the limited partnership interests in Main Street Capital III, LP (“SBIC Fund III” and together with SBIC Fund I, the “Funds”), (iii) 100% of the equity interests of Main Street Mezzanine Management, LLC, the general partner of SBIC Fund I (“MSGPI”), (iv) 100% of the equity interests of Main Street Capital III GP, LLC, the general partner of SBIC Fund III (“MSGPIII” and together with MSGPI , the “General Partners”), (v) 100% of the equity interests, indirectly, of MSC Adviser I, LLC (“MSCAI”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and investment adviser to MSC Income Fund, Inc., and (vi) 100% of the equity interests of Main Street Capital Partners, LLC (the “Investment Advisor” and together with MSCAI, the “Advisors”). The Company, the Funds, the General Partners and the Advisors are collectively referred to as the “Main Street Entities.”

A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the 1940 Act (File No. 814-00751) (the “BDC Election”) was filed by the Company with the Commission under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively called the “1940 Act”) pursuant to which, the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company has elected to be treated for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Manager that:
(a) Compliance with Registration Requirements. The Company has prepared and filed with the Commission a registration statement (File No. 333-263258) on Form N-2, including a related Base Prospectus, for registration under the 1933 Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the 1933 Act, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, meets or will meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including all financial statements and schedules included in such documents, pursuant to General Instruction F.3 to Form N-2 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

On each Effective Date, at the Execution Time, at each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Time of Sale, on each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Distribution Managers specifically for inclusion in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the last paragraph under the heading “Plan of Distribution” in the Prospectus (or any amendment or supplement thereto). The Commission has not issued any order preventing or suspending the use of the Prospectus.

(b) Expense Summary. The information set forth in the Prospectus (or any amendment or supplement thereto) under the caption “Fees and Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based.

(c) Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Other than the financial statements included in the Registration Statement, no other financial statements or supporting schedules are required to be included therein. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act, and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(d) Internal Control Over Financial Reporting; Independent Accountant. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act). The Company’s auditors and the audit committee of the Company’s board of directors have been advised of (1) any known significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and any such deficiencies or fraud will not result in a Material Adverse Effect (as defined below). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting. Grant Thornton LLP, who has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and the rules and regulations of the Public Accounting Oversight Board.

(e) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company, and (iii) are effective to perform the functions for which they were established.

(f) No Material Adverse Change. Except as otherwise disclosed in the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Prospectus (or any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Funds, the General Partners and the Advisors, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company, the Funds, the General Partners and the Advisors, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular distributions paid or declared by the Company to its stockholders consistent with past practice or any other distributions described in the Prospectus (or any amendment or supplement thereto), there has been no dividend or distribution of any kind declared, paid or made by the Company.

(g) Good Standing of the Company, the Funds, the General Partners and the Advisors. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

Each Fund is a limited partnership duly organized and validly existing as a limited partnership under the laws of the state of Delaware and is duly qualified as a foreign limited partnership to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

Each of the General Partners and the Advisors is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the State of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

All of the issued and outstanding limited liability company interests and partnership interests of the General Partners, the Advisors and the Funds, as appropriate, have been duly authorized and validly issued, are fully paid and non-assessable and owned 100% by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than any liens granted by the Company under one or more of the Company’s credit facilities or financing arrangement as may be described in the Prospectus (or any amendment or supplement thereto) from time to time.

(h) Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) its interests in the Funds, the General Partners, the Advisors, Main Street CA Lending, LLC and Main Street Equity Interests, Inc.; (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”); and (iii) 100% of the equity interests in tax blocker subsidiaries that directly or indirectly hold interests in one or more Portfolio Companies or whose only assets are cash and cash equivalents.

(i) Portfolio Companies. The Company or the Funds, either directly or indirectly through one or more tax blocker subsidiaries, have duly authorized, executed and delivered agreements (each a “Portfolio Company Agreement”) required to make the investments in the Portfolio Companies. Except as otherwise disclosed in the Prospectus (or any amendment or supplement thereto), there has been no material change in the total fair value dollar amount of the Portfolio Company investments on non-accrual status.

(j) Officers and Directors. Except as disclosed in the Prospectus (or any amendment or supplement thereto), no person is serving or acting as an officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of the Manager. For purposes of this Section 2(j), the Company shall be entitled to reasonably rely on representations from such officers and directors.

(k) Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with all applicable provisions of the 1940 Act and the rules and regulations of the Commission thereunder, including the provisions applicable to BDCs.

(l) Authorization and Description of Common Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (or any amendment or supplement thereto). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus (or any amendment or supplement thereto). All issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Shares covered by this Agreement. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, restricted stock or other rights granted thereunder, set forth in the Prospectus (or any amendment or supplement thereto) accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, awards and rights. The Shares to be sold pursuant to this Agreement have been duly authorized by the board of directors of the Company for issuance and sale to the Manager and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(m) Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. None of the Main Street Entities are in violation of or default under (i) their respective charter, by-laws, or any similar organizational document; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, and any supplements or amendments thereto and including any Portfolio Company Agreement to which they are a party or bound or to which any of the properties or assets are subject; and (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over them or any of their properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. No person has the right to act as an underwriter, sales agent or financial advisor to the Company in connection with or by reason of the offer and sale of the Shares contemplated hereby other than the Manager and any Alternative Manager pursuant to this Agreement and the relevant Alternative Equity Distribution Agreement, as applicable.

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company except as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of this Agreement by the Company or consummation of the transactions contemplated hereby and by the Prospectus, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under the rules and regulations of the New York Stock Exchange (“NYSE”).

(n) Material Agreements. Each material agreement described in the Prospectus (each such agreement, a “Material Agreement” and collectively, the “Material Agreements”) has been accurately and fully described in all material respects. Except as disclosed in the Prospectus (or any amendment or supplement thereto), the Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person.

(o) Intellectual Property Rights. Each of the Main Street Entities owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Main Street Entities have received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(p) All Necessary Permits, etc. Each Main Street Entity possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(q) Absence of Proceedings. Other than as set forth in the Prospectus (or any amendment or supplement thereto), there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Main Street Entities, which is required to be disclosed in the Registration Statement or the Prospectus, or which, if determined adversely to the relevant Main Street Entity, might reasonably be expected to result in a Material Adverse Effect or might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. All pending legal or governmental proceedings to which any Main Street Entity is a party or of which any of such Main Street Entity’s property or assets is the subject which are not described in the Registration Statement or the Prospectus (or any amendment or supplement thereto), including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required; provided, however, that the Company will file a form of this Agreement and/or the Alternative Equity Distribution Agreements under cover of a Current Report on Form 8-K.

(s) Regulated Investment Company. The Company has been and is in compliance with the requirements of Subchapter M of the Code to qualify as a RIC under the Code. The Company will direct the investment of the net proceeds of the offering of the Shares and continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code.

(t) Registered Management Investment Company Status. None of the Main Street Entities are, or after giving effect to the offering and sale of the Shares, will be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.

(u) Insurance. The Company and the Funds maintain insurance covering their properties, operations, personnel and business as the Company and the Funds deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Funds and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase of the Shares.

(v) Statistical, Demographic or Market-Related Data. All statistical, demographic or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(w) Investments. Other than as provided in the 1940 Act, the Code and the Small Business Investment Act of 1958 and the regulations promulgated thereunder, there are no material restrictions, limitations or regulations with respect to the ability of the Company or the Funds to invest their assets as described in the Prospectus.

(x) Tax Law Compliance. Except as disclosed in the Prospectus (or any amendment or supplement thereto), each of the Main Street Entities and each other consolidated subsidiary of the Company has filed all necessary federal, state, local and foreign tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, in each case except (i) to the extent that such taxes, assessments, fines or penalties have not become due or are being contested in good faith or (ii) where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Main Street Entities (other than MSCAI) or any other consolidated subsidiary of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against any of the Main Street Entities or any other consolidated subsidiary of the Company that could result in a Material Adverse Effect.

(y) Small Business Investment Company Status. Each Fund is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). Other than as set forth in the Prospectus (or any amendment or supplement thereto), the SBIC license for each Fund has not been revoked or suspended with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding the Funds are outstanding or unresolved that could result in a Material Adverse Effect. The method of operation of the Funds will permit them to continue to meet the requirements for qualification as an SBIC.

(z) SBA Debentures. The Funds are eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the Prospectus (or any amendment or supplement thereto). The Funds are not in default under the terms of any debenture which the Funds have issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

(aa) Distribution of Offering Materials. The Company has not distributed and will not distribute material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus ((or any amendment or supplement thereto) and the Additional Disclosure Items (as defined below).

(bb) Absence of Registration Rights. Except as disclosed in the Prospectus (or any amendment or supplement thereto), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(cc) New York Stock Exchange. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and has been approved for listing on the NYSE and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Stock for trading on the NYSE.

(dd) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee) Material Relationship with the Manager. Except as disclosed in the Prospectus (or any amendment or supplement thereto), none of the Main Street Entities have any material lending or other relationship with a bank or lending institution affiliated with the Manager.

(ff) No Unlawful Contributions or Other Payments. None of the Main Street Entities nor, to the Company’s knowledge, any employee or agent of any of the Main Street Entities, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(gg) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(hh) Compliance with Laws. Each of the Main Street Entities (i) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (ii) is conducting its business in compliance in all material respects with the applicable requirements of the SBA and the 1940 Act.

(ii) Compliance with the Sarbanes-Oxley Act of 2002. The Company and, to its knowledge, its officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.

(jj) Anti-Money Laundering, Foreign Corrupt Practices Act Compliance. The operations of the Main Street Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the USA Patriot Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity having jurisdiction over the Main Street Entities (collectively, the “Money Laundering Laws”) and no proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Main Street Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. No Main Street Entity, or, to the knowledge of the Company, any director, officer, partner, manager, employee or affiliate of any Main Street Entity has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds to any Main Street Entity or received or retained funds in violation of any such law, rule or regulation.

(kk) No Sanctions by the Office of Foreign Assets Control. None of the Main Street Entities nor, to the knowledge of the Company, any director, officer, partner, manager, employee or affiliate of the Main Street Entities is currently the subject of any U.S. sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing or facilitating the activities of any person currently the subject of any U.S. sanctions, including those administered by the OFAC.

(ll) Additional Disclosure Items. The Company represents and agrees that, without the prior consent of, or on behalf of, the Manager (which consent may be by electronic mail or other form of written communication), (i) it will not distribute any offering material other than the Registration Statement, the Prospectus (or any amendment or supplement thereto) and the Additional Disclosure Items, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares (the materials and information referred to in this Section 2(ll) are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item, the use of which has been consented to by the Manager, is listed on Schedule B hereto, which Schedule B shall be deemed to incorporate by reference any quarterly investor presentation published by the Company in the ordinary course of business and filed by the Company with the Commission, as of the date of such filing.

(mm) WKSI Status.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered therein, to the Manager.

Section 3. Sale and Delivery of Shares.
(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) Each time that the Company wishes to issue and sell Shares on any day that is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), it will instruct the Manager by telephone of the parameters in accordance with which it desires Shares to be sold, which shall at a minimum include the number of Shares to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of Shares that may be sold in any one day (a “Placement Notice”). The Manager will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to the Manager, issue to the Company a notice by email addressed to all of the authorized representatives of the Company on Schedule C hereto (the “Authorized Company Representatives”) confirming all of the parameters of the Placement. The Placement Notice shall be effective upon receipt by any of the Authorized Company Representatives of the email notice from the

Manager, unless and until (i) the entire amount of the Shares covered by the Placement Notice have been sold, (ii) in accordance with Section 3(a)(ii) hereof, the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement has been terminated under the provisions of Section 9. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated in the Placement Notice; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation in the event an offer or sale of the Shares on behalf of the Company may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the 1933 Act or (B) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (A) and (B) are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Company or the Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Shares pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.

(iv) The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be up to 1.0% of the gross sales price of the Shares sold pursuant to this Section 3(a). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant applicable time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company as soon as practicable following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second Trading Day following the date on which such sales are made, unless another date shall be agreed upon by the Company and the Manager (provided that, if such Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day) (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by electronically transferring the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Manager, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q) hereof), the Company shall be deemed to have affirmed its representations and warranties contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(b) (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement or as set forth in Section 3(a) of any Alternative Equity Distribution Agreement, it may elect, in its sole discretion, to notify the Manager of the proposed terms of such sale. If the Manager (or an Alternative Manager), acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager or an Alternative Manager, the Company and, if applicable, the Alternative Managers will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Manager or any Alternative Managers in connection with the offer and sale of any of the Company’s securities, including shares of the Common Stock, whether in connection with an underwriting offering or otherwise.
(c) In the event the Company engages the Manager for a sale of Shares that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation that is customary for the Manager with respect to such transactions.
(d) (i) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds or the aggregate number of the Shares sold pursuant to this Agreement and any Alternative Equity Distribution Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement and any Alternative Equity Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares (i) at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing and (ii) at a price (net of the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 3) lower than the Company’s then-current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from the Company’s board of directors or a duly authorized committee thereof, and notifies the Manager in writing.

(ii) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Alternative Equity Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Manager (which such request may be by electronic mail), the Manager shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(e) Each sale of the Shares to or through the Manager or any Alternative Manager, as applicable, shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement, or the respective Alternative Equity Distribution Agreement or, if applicable, an Alternative Terms Agreement, as applicable. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained (as if such representations and warranties were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date) and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, any provisions relating to the granting of an option to purchase additional Shares for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof and any other information or documents required by the Manager.
(f) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein, or in any Alternative Equity Distribution Agreement, and as may be mutually agreed upon by the Company and the Manager or any Alternative Manager, as applicable, offers and sales of Shares pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, shall not be requested by the Company and need not be made by the Manager or any Alternative Manager, as applicable, at any time when or during any period in which the Company is or could be deemed to be in possession of material non-public information.
(g) The Company acknowledges and agrees that (A) there can be no assurance that the Manager or any Alternative Manager will be successful in selling the Shares, (B) neither the Manager nor any Alternative Manager will incur liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by the Manager or any Alternative Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement or any Alternative Equity Distribution Agreement, as applicable, and (C) neither the Manager nor any Alternative Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, except as otherwise specifically agreed in writing by the Manager and the Company or any Alternative Manager and the Company, as applicable. For purposes of clarification, the Manager shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Manager and ending upon the suspension or termination of such Placement Notice.
(h) The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Shares or sales of Common Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act) shall only be effected by or through the Manager or an Alternative Manager, but in no event may more than one Distribution Manager be selling Shares under the Distribution Agreements at any given time, and the Company shall in no event request that more than one Distribution Manager sell Shares at the same time. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to engage additional Distribution Managers subsequent to the date hereof. The Company will notify the Manager and the Alternative Managers in the event that it engages one or more additional Distribution Managers subsequent to the date hereof and Schedule A hereto shall be deemed to incorporate by reference the names of each of the Distribution Managers (other than the Manager) listed on Schedule A of the Distribution Agreements subsequently entered into by the Company and such additional Distribution Managers.
Section 4. Covenants of the Company. The Company agrees with the Manager:
(a) During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company, subject to Section 4(b), will comply with the requirements of Rule 415, Rule 430B and Rule 424, as applicable, and will notify the Manager immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b) The Company shall notify the Manager promptly of the time on or after the date of this Agreement when any amendment to the Registration Statement has been filed or becomes effective or when the Base Prospectus or the Prospectus or any supplement to any of the foregoing has been filed; and the Company shall cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to Rule 424 within the time period prescribed.
(c) The Company has furnished or will deliver to the Manager and counsel for the Manager, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Manager’s request, will also deliver to the Manager, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.
(d) The Company shall make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time shall furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the 1933 Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be.
(e) The Company will use its commercially reasonable efforts to comply with the 1933 Act so as to permit the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request.
(f) The Company will use its commercially reasonable efforts, in cooperation with the Manager, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications in effect for as long as the Manager reasonably requests; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h) The Company will use the Net Proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds”.
(i) The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares and to effect and maintain the quotation of the Common Stock on the NYSE.
(j) At any time during the pendency of a Placement Notice, the Company shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including without limitation, any options, warrants or other rights to purchase Common Stock), in each case without giving the Manager at least two (2) Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. The foregoing sentence shall not apply to (i) the Shares to be offered and sold to the Manager or any Alternative Manager pursuant to this Agreement or any Terms Agreement, Alternative Equity Distribution Agreement or Alternative Terms Agreement, as applicable, (ii) the issuance of any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding prior to the date of the relevant Placement Notice and referred to in the Prospectus (or any amendment or supplement thereto), (iii) any shares of Common Stock issued or options to purchase shares of Common Stock granted pursuant to existing dividend reinvestment plans, direct stock purchase plans or employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, (v) any shares of Common Stock issued to employees and directors pursuant to deferred compensation programs referred to in the Prospectus, and any registration related thereto or (iv) the issuance by the Company of any shares of Common Stock as consideration for any strategic acquisitions. In the event that notice of a proposed sale is provided by the Company pursuant to this subsection (j), the Manager will suspend activity under this Agreement for such period of time as requested by the Company or as may be deemed appropriate by the Manager.
(k) The Company, during the term of this Agreement, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.
(l) The Company has qualified to be taxed as a RIC under Subchapter M of the Code for its taxable years ended December 31, 2007 through December 31, 2020, and will use its commercially reasonable efforts to maintain qualification as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2021 and thereafter.
(m) The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the printing and delivery to the Manager of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the issuance and delivery of the Shares to the Manager, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Manager, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of

Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of Blue Sky Surveys and any supplement thereto, (vi) the printing and delivery to the Manager of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Manager of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the reasonable legal fees and expenses of counsel to the Manager and the Alternative Managers in connection with their performance under this Agreement and any Alternative Equity Distribution Agreement, in an aggregate amount not to exceed $7,500 per fiscal quarter, which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the inclusion of the Shares in the NYSE, and (xi) the filing fees incident to the review by FINRA of the terms of the sale of the Shares. Except as set forth herein, the Manager will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.
(n) The Company shall not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus (or any amendment or supplement thereto) and the Additional Disclosure Items.
(o) Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Manager of any violation of Regulation M by the Company, any of its affiliates or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.
(p) The Company shall advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 5 herein.
(q) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b), a prospectus supplement relating solely to the offering of securities other than the Shares, a Current Report on Form 8-K, or the filing of any report referenced in clauses (ii) through (iii) of this Section 4(q)), (ii) the Company files a Quarterly Report on Form 10-Q, or an amendment thereto containing financial information, (iii) the Company files an Annual Report on Form 10-K, or an amendment thereto containing financial information, (iv) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (v) otherwise as the Manager may reasonably request, including, but not limited to, in connection with the filing of any Current Report on Form 8-K which contains capsule financial information, financial statements, supporting schedules or other financial data (the date of commencement of the offering of the Shares under this Agreement, the date of commencement of the offering of the Shares under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i) through (v) above, each a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate signed by the chief executive officer, chief operating officer or president and of the chief financial or chief accounting officer of the Company, dated and delivered the date of such Representation Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligations under this subsection (q) shall be deferred when no Placement Notice is pending or for any period that the Company has suspended the offering of Shares pursuant to Section 3(a)(ii) hereof (each, a

“Suspension Period”) and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(r) At or promptly after each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager written opinions of Dechert LLP, counsel to the Company (“Company Counsel”), dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinions; provided that the obligation of the Company under this subsection (r) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(s) At or promptly after each Representation Date, Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Manager, shall deliver written opinions, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager; provided that the obligation under this subsection (s) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(t) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at or promptly after each Representation Date, the Company shall cause the Company’s independent registered public accountants, Grant Thornton LLP, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (t) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(u) At or promptly after each Representation Date, the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of the management and the independent registered public accountants of the Company; provided that the obligation of the Company under this subsection (u) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager; provided further that such due diligence session shall be requested and conducted solely by the Distribution Manager who is then offering or selling Shares of the Company pursuant to its Distribution Agreement for such Distribution Manager’s portion of the Maximum Amount. For the avoidance of doubt, all Distribution Managers shall be invited by the Company to participate in any due diligence session requested and conducted by such Distribution Manager. The Company shall cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s or Company Counsel’s principal offices and (ii) during the Company’s ordinary business hours.
(v) The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(w) If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(i) of this Agreement shall not have been satisfied on the applicable Settlement Date or Time of Delivery, as the case may be, the Company shall offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.
(x) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in any Interim Prospectus Supplement, as applicable, with regard to the relevant quarter, the number of Shares sold by or through the Managers pursuant to this Agreement and the Alternative Equity Distribution Agreements in the aggregate, the weighted-average price of such Shares sold and the Net Proceeds to the Company from the sale of such Shares.
(y) The Company agrees to ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.
(z) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
Section 5. Conditions of Manager’s Obligations. The obligations of the Manager under this Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company as of the Execution Time, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date and Time of Delivery (in each case as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date), (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.
(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Manager. All filings related to the offering of the Shares with the Commission required by Rule 424 shall have been made within the applicable time period prescribed for such filing under the 1933 Act.
(b) The Company shall deliver to the Manager, at or promptly after each Representation Date, a certificate signed by the chief executive officer, president and the chief financial or accounting officers of the Company to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 4 have been met. Each certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.
(c) The Company shall furnish to the Manager, at or promptly after each Representation Date as specified in Section 4(r), opinions of Company Counsel, addressed to the Manager, and dated as of such date, and in form and substance reasonably satisfactory to the Manager, in substantially the form set forth in Exhibit A hereto or as otherwise satisfactory to the Manager.
(d) The Manager shall have received, at or promptly after each Representation Date as specified in Section 4(s), the favorable opinions of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Manager, dated as of such date, and in form and substance reasonably satisfactory to the Manager.
(e) At or promptly after each Representation Date as specified in Section 4(t), the Manager shall have received from the accountants a letter dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.
(f) At or promptly after each Representation Date as specified in Section 4(u), and on such other dates as reasonably requested by the Manager, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Manager, which shall include the participation of representatives of the management of the Company and the independent registered public accountants of the Company.
(g) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.
(h) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(i) All filings with the Commission required by Rule 424 to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.
Section 6. Indemnification.
(a) Indemnification of the Manager by the Company. The Company agrees to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item (when taken together with the Prospectus, as amended or supplemented), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omissions; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors, Officer. The Manager agrees to indemnify and hold harmless the Company, each of its directors, officers and Affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.
(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.
(e) Acknowledgement by the Company. The Company also acknowledge and agree that (i) the purchase and sale of any Shares pursuant to this Agreement, including any discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager , on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transaction the Manager will act solely as principal and not as agents or fiduciaries of the Company or its stockholders, creditors, employees or any other party, (iii) the Manager will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated hereby or the process leading thereto (irrespective of whether the Manager has advised or are currently advising the Company on other matters) and the Manager will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (iv) the Manager and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Manager has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Manager on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total compensation received by the Manager, in each case as determined as of the date of such Action referred to in Section 6(a) or (b), as applicable which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Distribution Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it under this Agreement exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and the Manager’s Affiliates and selling agents shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Notwithstanding any other provision of Section 6 and this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Manager or its Affiliates or selling agents, any person controlling the Manager, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9. Termination.
(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 4(z) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 4(m), 6, 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(m), 6, 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 4(m), 6, 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.
Section 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Manager shall be directed to it at [address of manager], with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Joshua Wechsler; and notices to the Company shall be directed to it at 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056, Attention: General Counsel, with a copy to Dechert LLP, 1900 K Street, NW, Washington, D.C. 20006, Attention: Harry S. Pangas.
Section 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Manager and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Manager shall be deemed to be a successor by reason merely of such purchase.
Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.
Section 13. Submission to Jurisdiction. Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Manager and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. The Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.
Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
Section 15. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Manager to properly identify its clients.
Section 17. Research Independence. In addition, the Company acknowledge that each Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking divisions. The Company acknowledges that the Manager is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.
Section 18. No Fiduciary Duty. The Company hereby acknowledges and agrees that in connection with the sale of the Shares or any other services the Manager may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Manager: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Manager, on the other, exists; (ii) the Manager is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the sale price of the Shares, and such relationship between the Company, on the one hand, and the Manager, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Manager may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Manager and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Manager with respect to any breach of fiduciary duty in connection with the offering.
Section 19. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that the Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that the Manager that is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Manager.

Very truly yours,

COMPANY:
MAIN STREET CAPITAL CORPORATION

By
Name: Dwayne L. Hyzak
Title: Chief Executive Officer

28691082.5.BUSINESS

ACCEPTED as of the date first above written

[insert bank name]

By:
Name:
Title:

[Signature page to Equity Distribution Agreement]

Annex I

[FORM OF TERMS AGREEMENT]

Main Street Capital Corporation

[    ] Shares of Common Stock
(par value $0.01 per share)

TERMS AGREEMENT

[DATE]

[insert bank name]

[insert bank address]

Ladies and Gentlemen:

Main Street Capital Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [DATE] (the “Equity Distribution Agreement”), by and between the Company and [insert bank name] (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Securities”)[, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement[ and][,] the Time of Delivery[ and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[ and] [,] the Time of Delivery[ and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities[ and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Very truly yours,

COMPANY:
MAIN STREET CAPITAL CORPORATION

By
Name:
Title:

ACCEPTED as of the date first above written

[insert bank name]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Securities[ and Additional Securities]:

Common Stock, par value $0.01 per share

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1) The accountants’ letter referred to in Section 4(t).

(2) The certificate referred to in Section 4(q).

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery[ and on any Option Closing Date]:

(1) The officers’ certificates referred to in Section 4(q).

(2) The opinions referred to in Section 4(r).

(3) The opinions referred to in Section 4(s).

(4) The accountants’ letter referred to in Section 4(t).

(5) Such other documents as the Manager shall reasonably request.

Schedule A

ALTERNATIVE MANAGERS

Schedule B

ADDITIONAL DISCLOSURE ITEMS

●	Issuer Free Writing Prospectus (Debt Capital Markets Presentation) filed with the Commission on February 28, 2022 pursuant to Rule 433 under the 1933 Act
●	Issuer Free Writing Prospectus (Investor Presentation) filed with the Commission on February 28, 2022 pursuant to Rule 433 under the 1933 Act

Schedule C

AUTHORIZED COMPANY REPRESENTATIVES

Dwayne L. Hyzak, Chief Executive Officer

Jesse E. Morris, Chief Financial Officer and Chief Operating Officer

Jason B. Beauvais, General Counsel

Exhibit A

FORM OF OPINION OF DECHERT LLP